Exhibit 10.4

SECOND AMENDMENT TO EQUITY CAPITAL CONTRIBUTION AGREEMENT

This SECOND AMENDMENT TO EQUITY CAPITAL CONTRIBUTION AGREEMENT (this “Amendment”), dated as of November 2, 2021, is entered into by and between Panther Creek Reclamation Holdings LLC, a Delaware limited liability company (“Seller”), and Stronghold Digital Mining Holdings LLC, a Delaware limited liability company (“Buyer”). Seller and Buyer may be referred to collectively as the “Parties” or individually as a “Party”. Capitalized terms used but not defined in this Amendment shall have the meanings given to such terms in the ECCA (as hereinafter defined).

RECITALS

WHEREAS, Seller and Buyer are parties to that certain Equity Capital Contribution Agreement dated as of July 9, 2021 (as may be amended, restated, supplemented or otherwise modified from time to time, the “ECCA”); and

WHEREAS, the ECCA was amended pursuant to that certain Amendment to Equity Capital Contribution Agreement on October 29, 2021 to amend Section 8.1(b) thereof; and

WHEREAS, the Parties desire to revise various provisions of the ECCA as detailed below.

NOW, THEREFORE, for and in consideration of the mutual promises contained herein, the benefits to be derived by each Party hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

ARTICLE I
AGREEMENT AND aMENDMENTS

1.1Amendments to the ECCA.  Each Party agrees that the ECCA is hereby amended as follows:

(a)Section 2.2(a)(ii) of the ECCA is hereby deleted in its entirety and replaced with the following:

“400,000 Series A Preferred Units (“Preferred Units”) of Buyer, or, in the event that all Series A Preferred Units of Buyer have been converted to Common Units of Buyer in accordance with the terms of the governing documents of Buyer prior to the Closing, an equivalent amount of Common Units of Buyer (which for the avoidance of doubt shall be 1,152,000  Common Units of Buyer (“Common Units”), together with a like number of  shares of Class V Common Stock of Stronghold Digital Mining, Inc. (“PubCo”) (collectively, the “Equity Consideration”) to be issued to Seller by PubCo pursuant to Section 3.1(e)(iii) of Buyer’s Third Amended and Restated LLC Agreement).”

(b)Section 2.4(a)(xiii) of the ECCA is hereby amended by deleting “Amended and Restated Operations and Maintenance Agreement in substantially the form attached hereto as Exhibit D (the “A&R OMA”), duly executed by Panther Creek Energy Services, LLC” and replacing it with “Omnibus Services Agreement, duly executed by Olympus Stronghold Services, LLC”;

(c)Section 2.4(a)(xiv) of the ECCA is hereby deleted in its entirety and replaced with “evidence of the termination of (A) that certain Operations and Maintenance Agreement for the Panther Creek Power Project, dated August 1, 2012, between Panther Creek Power Operating, LLC and Panther

Creek Energy Services, LLC and (B) that certain Asset Management Agreement, dated August 1, 2012, between Panther Creek Power Operating, LLC and Olympus Services, LLC.”;

(d)Section 2.4(b)(vi) of the ECCA is hereby amended by deleting “A&R OMA, duly executed by Panther Power Operating, LLC; and” and replacing it with “Omnibus Services Agreement, duly executed by Buyer.”;

(e)Section 2.4(b)(vii) of the ECCA is hereby deleted in its entirety and replaced with “[Section Reserved];”;

(f)Section 3.7 of the ECCA is hereby deleted in its entirety and replaced with the following:

“(a)Seller is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) and shall submit to Buyer such further assurances of such status as may be reasonably requested by Buyer.

(b)Seller has knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of acquiring the Equity Consideration, and Seller will exercise independent judgment in evaluating the Transaction. Seller acknowledges that it is not relying on any advice from Buyer or its Affiliates and that neither Buyer nor any of its Affiliates is acting as a financial, technical, accounting, commercial, legal or tax advisor, agent, underwriter or broker to Seller or any of its Affiliates or otherwise on behalf of Seller or any of its Affiliates in connection with the Transaction contemplated by this Agreement, the other Transaction Documents and the other agreements entered into in connection herewith.

(c)Seller has had sufficient access to the officers and books and records of Buyer and has received a copy of such documents and information as Seller has deemed necessary and appropriate to make its own independent investment analysis of the Equity Consideration. Seller is acquiring the Equity Consideration for its own beneficial account, without any view towards or anticipation for offer or any distribution, and not for the benefit of any other Person.

(d)Seller believes that Buyer Group has made available to Seller all of the information that Seller considers necessary or appropriate for deciding whether to acquire the Equity Consideration. Seller has had an opportunity to (i) review the documents filed or furnished by PubCo (PubCo, together with Buyer and its subsidiaries, the “Buyer Group”) with the Securities and Exchange Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments thereto (the “SEC Filings”); (ii) review the financial statements of the Buyer Group, and other information provided to Seller by the Buyer Group in connection therewith, including financial statements contained in the SEC Filings; (iii) discuss the Buyer Group’s business, properties, prospects, and financial condition with directors, officers, and management of the Buyer Group; (iv) review the operations and facilities of the Buyer Group; (v) ask questions of and receive answers from the directors, officers and management of the Buyer Group regarding the terms and conditions of the acquisition of the Equity Consideration and the business, properties, prospects, and financial condition of the Buyer Group; and (vi) obtain additional information (to the extent the Buyer Group possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Seller or to which Seller had access, including those disclosed by the Buyer Group in the SEC Filings. Seller is a sophisticated investor and understands that the Buyer Group may have material non-public information concerning the Buyer Group and its condition (financial and otherwise), results of operations, businesses, properties, plans and prospects and that such information could be material to Seller’s decision to acquire the Equity Consideration or otherwise materially adverse to Seller’s interests, including preliminary financial results of PubCo’s quarterly period ended September 30, 2021 (the “Third Quarter 2021 Financials”). Seller acknowledges and agrees that the Buyer Group has not, and shall have no obligation to, disclose to it such Third Quarter 2021 Financials. Seller is not relying on the disclosure of such Third Quarter 2021 and hereby waives and releases, to the fullest extent permitted by applicable law, any and all claims and causes of action it has or may have against the Buyer Group and its affiliates, officers, partners, directors, employees, agents and representatives based upon, relating to or arising out of nondisclosure of the Third Quarter 2021 Financials.

(e)Seller is aware that neither the Equity Consideration nor the shares of Class A Common Stock (as defined herein) that may be received upon redemption of the Equity Consideration (the “Redemption Shares”) have been registered under the Securities Act of 1933 or the securities or “Blue Sky” Laws of any applicable jurisdiction and that such securities may not be offered, sold, or transferred, directly or indirectly, without registration under the Securities Act of 1933 or compliance with the requirements of an exemption from registration. Neither Seller nor anyone acting on its behalf has offered any or all of the Equity Consideration or the Redemption Shares or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person.

(f)Seller is able to bear the economic risk of Seller’s acquisition of the Equity Consideration and is able to sustain a loss of Seller’s entire investment in the Equity Consideration without economic hardship if such loss should occur.

(g)Seller acknowledges that the Equity Consideration has not been registered under the Securities Act and is being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the representations of Seller contained herein. Further, Seller is aware that the Equity Consideration, and any shares of Class A Common Stock received upon redemption of the Equity Consideration, may be notated with one or all of the following legends:

(i)THE  SECURITIES  REPRESENTED  BY  THIS  CERTIFICATE  HAVE  NOT  BEEN REGISTERED UNDER UNITED STATES FEDERAL OR STATE SECURITIES LAWS AND MAY  NOT  BE  OFFERED  FOR  SALE,  SOLD,  OR  OTHERWISE  TRANSFERRED  OR ASSIGNED FOR VALUE, DIRECTLY OR INDIRECTLY, NOR MAY THE SECURITIES BE TRANSFERRED ON THE BOOKS OF THE COMPANY, WITHOUT  REGISTRATION OF SUCH SECURITIES UNDER ALL APPLICABLE UNITED STATES FEDERAL OR STATE SECURITIES  LAWS  OR  COMPLIANCE  WITH  AN  APPLICABLE  EXEMPTION THEREFROM,  SUCH  COMPLIANCE,  AT  THE  OPTION  OF  THE  COMPANY,  TO  BE EVIDENCED  BY  AN  OPINION  OF  STOCKHOLDER’S  COUNSEL,  IN  A  FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT NO VIOLATION OF SUCH

REGISTRATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSIGNMENT.

(ii)Any legend set forth in, or required by, the other documents contemplated hereunder.

(iii)Any legend required by the securities laws of any state to the extent such laws are applicable to the securities represented by the certificate, instrument, or book entry so legended.”

(g)Section 6.10 of the ECCA is hereby amended by adding the following to the end of such section:

“Each of the Parties agrees and understands that if the Plant Site Title Policy is not completed at Closing, from and after Closing Seller shall continue to use commercially reasonable efforts to assist the Company in obtaining the Plant Site Title Policy as contemplated in this Agreement. Each of Buyer and Seller will bear any post-Closing costs relating to the procurement of such Plant Site Title Policy evenly and will true up any such costs when such Plant Site Title Policy is completed or delivered.”

(h)Section 6.9(b) of the ECCA is hereby deleted in its entirety and replaced with the following:

“(i)Prior to Closing, Seller or the applicable member of the Company Group shall bear one hundred percent (100%) of the Plant Site Acquisition Costs incurred through the Closing; provided that the Parties acknowledge that Buyer bore certain of such Plant Site Acquisition Costs prior to Closing, which shall be reflected in the statements delivered pursuant to Section 2.2(b) and Section 2.2(d).

(ii)At the Closing, (A) the Cash Consideration shall be increased or decreased, as applicable, such that Buyer and Seller have each effectively borne fifty percent of all Plant Site Acquisition Costs incurred through Closing and (B) the Cash Consideration shall be decreased by fifty percent (50%) of all remaining Plant Site Acquisition Costs to be incurred and paid by the Company Group or Buyer post-Closing.  The amounts set forth in the foregoing clause (B) shall be based on the Parties’ good faith estimate of all such remaining Plant Site Acquisition Costs.”

(i)Section 6.11 of the ECCA is hereby amended by deleting “annual budgets to be attached to each of the A&R OMA and A&R AMA” and replacing it with “an annual budget to be attached to the Omnibus Services Agreement”;

(j)The ECCA is hereby amended by adding the following sections following  Section 6.16:

“Section 6.17Registration. As soon as practicable after the Closing, Seller shall, and Buyer shall cause PubCo to, enter into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the holders of the Equity Consideration shall be granted registration rights with respect to the Redemption Shares; provided, however, that if B. Riley Securities, Inc. and Cowen and Company, LLC (the “IPO Underwriters”) do not waive Section 4(u) of that Underwriting Agreement, dated as of October 19, 2021, by and among PubCo and the IPO Underwriters, as representatives of the underwriters thereto (the “Underwriter Waiver”), the parties shall have no obligation to enter into the Registration Rights Agreement. Seller shall, in such agreement, agree to reimburse the Buyer Group for up to seventy-five thousand dollars ($75,000) of expenses reasonably incurred by the Buyer Group in effecting the registration rights on behalf of Seller or the other holders of the Redemption Shares; such reimbursement to be paid by Seller to the Buyer Group promptly after such registration is effected. Seller shall provide any certifications, documentation, or other information reasonably requested by PubCo in connection with the contemplated registration.

Section 6.18Lock-Up. The Registration Rights Agreement shall include a lock-up agreement on the part of Seller whereby Seller will agree to refrain from offering, selling, pledging or otherwise disposing of the Redemption Shares for a period of time following the registration for resale thereof in the form and on such terms as the IPO Underwriters may request.”

(k)each of Exhibit D and Exhibit E to the ECCA is hereby deleted in its entirety and replaced with “[Reserved.]”;

(l)Exhibit A to the ECCA is hereby amended by deleting each of the definitions of “A&R AMA” and “A&R OMA” in its entirety; and

(m)Exhibit A to the ECCA is further hereby amended by deleting the definitions of “Net Working Capital Amount”, “Current Assets”  and “Current Liabilities” in their respective entirety and replacing such definitions with the following, and to include the following definition of “Major Maintenance Outage Expense”:

“Net Working Capital Amount” means, for the purposes of Section 2.2(b) as of September 30, 2021, and, for the purposes of Section 2.2(d) as of the Closing Date, and in each case calculated as of such dates as Current Assets minus Current Liabilities.”

“Current Assets” means the Company Group’s total consolidated and combined current assets, including any permit cash collateral, Prepaid Taxes or prepaid insurance amounts, but excluding (i) any Retained Assets and (ii) any cash funding made by the Buyer into the Company Group prior to the Closing that is in excess of the Major Maintenance Outage Expenditures made by the Company prior to Closing, in each case determined in accordance with GAAP.

“Current Liabilities” means the Company Group’s total consolidated and combined current liabilities, including trade account payables, Accrued Taxes and accrued liabilities (and excluding (i) the current portion of Indebtedness (x) that is set forth in the proviso to the definition of Indebtedness and (y) that is the current portion of any payments due pursuant to the settlement agreement set forth in paragraph 3 of Schedule 4.5 and (ii) trade payables and accrued liabilities associated with the Major Maintenance Outage), in each case determined in accordance with GAAP; provided that “Current Liabilities” shall not include (a) Seller Taxes or (b) any Transaction Expenses.

“Major Maintenance Outage Expenditures” means expenses incurred by the Company Group in excess of those that would have been incurred in the ordinary course of business of the Company Group, which excess expenses resulted from the September/October 2021 major maintenance outage at the Panther Creek Plant.”

(n)Exhibit A to the ECCA is hereby amended by adding the following definitions in the appropriate alphabetical location: “‘Omnibus Services Agreement’ means that certain Operations, Maintenance and Ancillary Services Agreement between Buyer and Olympus Stronghold Services, LLC, as negotiated by the Parties, for the provision of (1) operations, maintenance and related services at and for the Panther Creek Plant and Scrubgrass Plant, and (2) certain ancillary services to be provided to such Plants and to Stronghold Digital Mining Services, LLC, and its affiliates, to be entered into simultaneously with the Closing of this Agreement.” and “‘Scrubgrass Plant’ means that 87-megawatt waste coal power production plant, located in Venango County, Pennsylvania.”.

ARTICLE II
RATIFICATION

2.1Ratification.  The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the ECCA, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the ECCA, and all Exhibits and Schedules thereto, are ratified and confirmed and shall continue in full force and effect. Seller and Buyer agree that the ECCA, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with its terms.

ARTICLE III
MISCELLANEOUS PROVISIONS

3.1Reference to ECCA.  The ECCA and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms of the ECCA, as amended hereby, are hereby amended so that any reference in the ECCA and such other documents to the ECCA shall mean a reference to the ECCA as amended hereby.

3.2Entire Agreement.  This Amendment, the ECCA, the Exhibits and Schedules to the ECCA, and the other Transaction Documents collectively constitute the entire agreement between the Parties pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof.

3.4Incorporation.  The provisions of the following Sections of the ECCA are hereby incorporated into this Agreement, mutatis mutandis: Sections 1.2 (Rules of Construction), 6.6 (Release and Waiver), 9.5 (Certain Limitations), 10.2 (Amendments and Waivers), 10.3 (Notices), 10.4 (Governing Law), 10.5 (Dispute Resolution; Waiver of Jury Trial), 10.6 (Severability), 10.8 (Rights of Third Parties) and 10.9 (Counterparts).

[Signature pages follow.]

In witness whereof, the Parties have executed this Amendment as of the date first set forth above.

STRONGHOLD DIGITAL MINING HOLDINGS LLC

BY: STRONGHOLD DIGITAL MINING, INC.,
ITS MANAGING MEMBER

By:	/s/ Gregory A. Beard

Name:	Gregory A. Beard
Title:	Chief Executive Officer

Signature Page to Second Amendment to Equity Capital Contribution Agreement

PANTHER CREEK RECLAMATION HOLDINGS, LLC

By:	/s/ Sean P. Lane

Name:	Sean P. Lane
Title:	Authorized Representative

Signature Page to Second Amendment to Equity Capital Contribution Agreement